EXHIBIT 99.j-1


                                EXHIBIT 23(J)(1)
                     CONSENT OF PRICEWATERHOUSECOOPERS, LLP



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 15, 1999, relating to the financial statements and financial highlights, which appears in the October 31, 1999 Annual Report to Shareholders of the IDEX Mutual Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Certified Public Accountants" and "Legal Counsel and Independent Certified Public Accountants" in such Registration Statement.



PRICEWATERHOUSECOOPERS LLP
Tampa, Florida
November 30, 2000